SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – JUNE 4, 2004

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(Address of principal executive offices)

(905) 264-1991
(Registrant’s telephone number, including area code)

TAMBORIL CIGAR COMPANY
(Former name or former address, if changed since last report)

ITEM 1.
CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.
ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.
BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.
OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 4, 2004, at a meeting of stockholders that was duly noticed, called and held in accordance with the requirements of the General Corporation Law of Delaware, our stockholders approved three amendments to our Certificate of Incorporation that:

a.	Changed our company’s name to Axion Power International, Inc.

b.	Implemented a reverse split of our common stock in the effective ratio of one (1) new share for every sixteen (16) shares presently outstanding; and

c.	Decreased our authorized capital stock to 50,000,000 shares of Common Stock and 12,500,000 shares of preferred stock

Upon adjournment of the stockholders meeting, we filed two amendments to our Certificate of Incorporation with the Secretary of State of the State of Delaware that became effective at 11:59 p.m. on June 4, 2004 and 12:01 a.m. on June 5, 2004.

In addition to the name change, the amendments to our Certificate of Incorporation collectively effect the equivalent of a 1 for 16 reverse split. For the reasons described in our proxy statement, however, the mechanics of the reverse split involve a two-stage process that includes a 1 for 1,600 reverse split followed immediately by a 100 for 1 forward split. We did not issue scrip or purchase fractional shares for cash in connection with the implementation of the reverse split. Instead, all calculations that would have resulted in the issuance of a fractional share were rounded up to the next whole number.

After giving effect to the reverse split and forward split, every stockholder will own a round trading lot of at least one hundred shares and all share positions will be integral multiples of 100 shares. Until the close of business on June 11, 2004, we will allow brokerage firms and other nominees who hold shares of our common stock for the accounts of beneficial owners to make the necessary rounding calculations on behalf of their clients. Any nominees that fail to make a timely request will be aggregated and treated as a single shareholder.

As a result of the name change and reverse split, our OTC trading symbol was changed from SMKE to AXPW effective at the opening of business on June 7, 2004.

In addition to the fundamental corporate changes, our stockholders:

Approved certain amendments to our By-Laws that authorize the board of directors to fix the number of directors by resolution; require that a majority of the members of the board be independent directors; and provide for the classification of the board into three classes of directors who serve for staggered terms of office;

a.	Elected the seven individuals identified in our proxy statement to serve on the board of directors for the terms specified in the proxy statement;

b.	Ratified the adoption of an Incentive Stock Plan for our employees as described in our Proxy Statement;

c.	Ratified the adoption of a stock option plan for our independent directors as described in our Proxy Statement; and

d.	Ratified the selection of Michael F. Cronin, CPA as our independent auditor for the year ended December 31, 2004.

ITEM 6.
RESIGNATIONS OF REGISTRANT’S DIRECTORS.

Not applicable.

ITEM 7.
FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of business acquired.

Not applicable.

(b)   Pro forma financial information.

Not applicable.

(c)   Exhibits.

3.3	Amendment to the Certificate of Incorporation of Tamboril Cigar Company dated June 4, 2004

3.4	Amendment to the Certificate of Incorporation of Axion Power International, Inc. dated June 4, 2004

3.5	Amended By-laws of Axion Power International, Inc. dated June 4, 2004

10.5	Definitive Incentive Stock Plan of Axion Power International, Inc. dated June 4, 2004

10.6	Definitive Outside Directors’ Stock Option Plan of Axion Power International, Inc. dated June 4, 2004

99.1	Press release dated June 7, 2004

ITEM 8.
CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9.
REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.
AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.
TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXION POWER INTERNATIONAL, INC,
June 7, 2004

By: /s/____________________________
       John L. Petersen, Chief Financial Officer